UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Director

On October 29, 2014, the Shareholders of Standex International Corporation (the “Company”) elected Jeffrey S. Edwards as a director, effective immediately, to serve until the 2015 Annual Meeting of Shareholders scheduled to be held on October 28, 2015.  Mr. Edwards was appointed to the Compensation Committee of the Board of Directors in connection with his election as a director.

Mr. Edwards is the Chairman, President and CEO of Cooper-Standard Holdings, Inc. since 2012, a manufacturer of fluid handling, body sealing and anti-vibration systems components for the automotive industry.

In connection with his appointment to the Board of Directors, Mr. Edwards will receive compensation as a member of the Board of Directors consistent with the compensation received by other non-employee directors as disclosed in the Company’s Schedule 14A definitive proxy statement, pro-rated for a partial year of service in fiscal year 2015.

In connection with his appointment to the Board of Directors, Mr. Edwards and the Company will execute a director indemnification agreement that provides, among other things, that the Company will indemnify and hold Mr. Edwards harmless for losses and expenses resulting from claims arising out of, or related to, the fact that he is or was a director of the Company.  The form of indemnification agreement has been previously filed with the Securities and Exchange Commission (File No. 1-07233) as Exhibit 10 to Form 8-K filed on May 5, 2008.  There are no other arrangements or understandings between Mr. Edwards and any person pursuant to which he was appointed as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Thomas DeByle
Thomas DeByle Chief Financial Officer

Date: October 29, 2014

Signing on behalf of the registrant and as principal financial officer